Calculation of Filing Fee Tables
S-3
ORION ENERGY SYSTEMS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities	457(o)
		Equity	Common Stock, no par value	457(o)
		Equity	Preferred Stock, $0.01 par value	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Stock Purchase Contracts	457(o)
		Other	Stock Purchase Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 7,000,000.00	0.0001381	$ 966.70
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-270197	03/10/2023
Carry Forward Securities		Equity	Common Stock, no par value	415(a)(6)						S-3	333-270197	03/10/2023
Carry Forward Securities		Equity	Preferred Stock, $0.01 par value	415(a)(6)						S-3	333-270197	03/10/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-270197	03/10/2023
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						S-3	333-270197	03/10/2023
Carry Forward Securities		Other	Stock Purchase Contracts	415(a)(6)						S-3	333-270197	03/10/2023
Carry Forward Securities		Other	Stock Purchase Units	415(a)(6)						S-3	333-270197	03/10/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 93,000,000.00			S-3	333-270197	03/10/2023	$ 11,020.00
			Total Offering Amounts:				$ 100,000,000.00		$ 966.70
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 966.70
Offering Note
[1]	Note 1.a. Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $100,000,000. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3 under the Securities Act of 1933, as amended. Note 1.b. This registration statement registers securities with a maximum aggregate offering price of $100,000,000. Of these securities, securities with a maximum aggregate offering price of $93,000,000.00 (the "Unsold Securities") represent unsold securities previously registered by the registrant on its Registration Statement on Form S-3 filed on March 1, 2023 and declared effective on March 10, 2023 (File No. 333- 270197) (the "Prior Registration Statement"). In connection with the Prior Registration Statement, the registrant paid $11,020 in registration fees related to the Unsold Securities that will be applied to the securities registered pursuant to this registration statement. The registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this registration statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Note 1.c. This registration statement also covers delayed delivery contracts that may be issued by the Registrant under which the party purchasing such contracts may be required to purchase debt securities, common stock or preferred stock. Such contracts may be issued together with the specific securities to which they relate. Securities registered hereunder to be sold by the Registrant may be sold either separately or as units comprised of more than one type of security registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. Note 1.d. Each stock purchase unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of common stock and (b) common stock, debt securities, other stock purchase contracts or debt obligations of third parties securing the holder's obligation to purchase or sell the securities subject to the stock purchase contract. No separate consideration will be received for the stock purchase contract or the related pledged securities.

[2]	See Offering Note 1.a.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A